Consent of Independent Registered Public Accounting Firm

Lee Enterprises, Incorporated
Davenport, Iowa

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-06435, No. 333-132768, and No. 333-237605) of Lee Enterprises, Incorporated (the Company) of our reports dated December 13, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, P.C.
Chicago, Illinois

December 13, 2024